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                                                                     Exhibit 4.1

NARRATIVE DESCRIPTION OF STONERIDGE, INC. TEMPORARY SHARE CERTIFICATE

                  Decorative engraving covers approximately 3" from the entire left edge of the of the share certificate (the "Certificate"). Centered in the top third of the engraved box is a smaller box with the word "NUMBER" on the top edge of the smaller box.

                  Centered in the top of the Certificate is the text "TEMPORARY CERTIFICATE-EXCHANGEABLE FOR DEFINITIVE CERTIFICATE WHEN AVAILABLE" and approximately 1" below this text is the text "STONERIDGE, INC." (the "Company") and "INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO" and "Common Shares" To the right of the text in the upper right corner of the Certificate is a rectangular shaded box (approximately 3/4" x 1 1/2") which contains the text inside the box: "COMMON SHARES"; directly beneath this box is the text "CUSIP 86183P 10 2" and in small capital letters "SEE REVERSE FOR CERTAIN DEFINITIONS."

                  Centered in the middle of the Certificate is a larger shaded box (approximately 2" x 8 1/2") and the text "THIS IS TO CERTIFY THAT" in the top right hand corner of the shaded box and the text "is the owner of" in the bottom right hand corner of the shaded box.

                  Below the large shaded box is the following text:

fully paid and non-assessable common shares, without par value, of Stoneridge, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrant.

         The facsimile signatures of its duly authorized officers.

Dated [blank]
               /s/ Cloyd J. Abruzzo                    /s/ Kevin P. Bagby
                      PRESIDENT AND CHIEF                 CHIEF FINANCIAL
                      EXECUTIVE OFFICER                   OFFICER AND
                                                          TREASURER

                  Centered in the bottom of the Certificate (approximately 1 1/2" in diameter) is the circular corporate seal of Stoneridge, Inc. containing the text: "Stoneridge, Inc." "Corporate Seal" "Ohio" and "1988."

                  On the lower left hand side of the Certificate in small capital letters the following words appear: "Countersigned and Registered," "National City Bank (Cleveland, Ohio)" "Transfer Agent and Registrant" and "Authorized Signature."



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                  The back of the Certificate contains the following text:

         The Corporation will furnish without charge to each shareholder who so requests a statement of the powers, designation, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be made to the Secretary of the Corporation at its principal place of business.

                                STONERIDGE, INC.

         The Corporation will furnish to any shareholder without charge within five days after receipt of written request therefor a copy of the express terms of the shares represented by this certificate and of the other class or classes and series of shares the Corporation is authorized to issue.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM: as tenants in common            UNIF TRANS MIN ACT- ____ Custodian ___
TEN ENT: as tenants by the entireties                   (cust)    (minor)
 JT TEN: as joint tenants with right          under Uniform Transfers to Minors
         of survivorship and not as           Act ______________________.
         tenants in common                                 (state)


                  Additional abbreviations may also be used though not in the above list.


         FOR VALUE RECEIVED, ___________________________ hereby sell, assign and transfer unto
________________________________________________________________________________
         (PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING
         NUMBER OF ASSIGNEE)
________________________________________________________________________________

________________________________________________________________________________

Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________, Attorney to transfer the said Common Shares on the books of the within named Corporation with full power of substitution in the premises.



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Dated _______________________________



                                      X
                                       ----------------------------------
                                       NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                       MUST CORRESPOND WITH THE NAME AS WRITTEN
                                       UPON THE FACE OF THE CERTIFICATE IN EVERY
                                       PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By:
   ---------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.